Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90653, No. 333-95105, No. 333-96991 and No. 333-105200) of DoubleClick Inc. of our report dated June 22, 2003 relating to the financial statements of DoubleClick Inc. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
June 25, 2004

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